UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 13, 2010

VIRTUAL RADIOLOGIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001 – 33815	27-0074530
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

11995 Singletree Lane, Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)
(952) 595-1100
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Merger Agreement
On May 16, 2010, Virtual Radiologic Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Viking Holdings LLC, a Delaware limited liability company (“Parent”), and Viking Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company, and as a result the Company will continue as the surviving corporation and as a wholly-owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are affiliates of Providence Equity Partners L.L.C. (“PEP”).
Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock (including restricted stock) of the Company, other than shares owned by the Company, Parent, Merger Sub or any other subsidiary of Parent and stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law, will be cancelled and extinguished and automatically converted into the right to receive $17.25 in cash, without interest. Each outstanding stock option of the Company will vest in full and be converted into the right to receive an amount in cash equal to (i) the number of shares subject to such option multiplied by (ii) the excess (if any) of $17.25 over the exercise price per share of such option.
The Merger Agreement contains a “no-shop” restriction on the ability of the Company to solicit alternative acquisition proposals, provide information and engage in discussions with third parties. The “no-shop” restriction is subject to a “fiduciary-out” provision, which provides that, the Company’s board of directors (the “Company Board”) may, prior to the time stockholder approval is obtained, if the Company Board determines in good faith that the failure to do so would violate its fiduciary duties to the stockholders under applicable law, (i) change its recommendation to the Company’s stockholders but only if such change of recommendation is directly related to an event, fact, circumstance, development or occurrence that affects the assets or operations of the Company that is unknown to the Company Board as of the date hereof but becomes known to the Company Board prior to the stockholder approval or (ii) enter into a definitive agreement with respect to an acquisition proposal, if, in response to a bona fide written acquisition proposal, that was not solicited by the Company or any of its representatives and which the Company Board determines in good faith, after consulting with its financial advisors and outside legal counsel and consideration of all terms and conditions of such acquisition proposal, including the conditionality and the timing and likelihood of consummation of such acquisition proposal, is more favorable to the stockholders of the Company, including from a financial point of view, than the terms set forth in the Merger Agreement (a “Superior Proposal”).
In either case described above, the Company must provide Parent with at least three business days advance written notice (the “Notice Period”), advising Parent of its intention to change its recommendation to the Company’s stockholders or to terminate the Merger Agreement to enter into a definitive agreement with respect to a Superior Proposal, provide Parent in writing the material terms and conditions of a Superior Proposal and a copy of the relevant proposed transaction documents with the party making the Superior Proposal and other material documents (but excluding the identity of the potential acquirer), and discuss with Parent, to the extent Parent wishes to discuss, any proposed changes by Parent to the terms of the Merger Agreement as to permit the Company not to effect a change of its recommendation to the Company’s stockholders or to terminate the Merger Agreement in response to a Superior Proposal. In addition, following the Notice Period, and taking into account any revised proposal made by Parent since the commencement of the Notice Period, the Company Board must then determine in good faith after consultation with its outside legal counsel and financial advisors that the Company Board is required to change its recommendation to the Company’s stockholders in the exercise of its fiduciary duties, and, if in connection with a Superior Proposal, determine that the Superior Proposal remains a Superior Proposal. Moreover, in the event of any material change to the material terms of a Superior Proposal, the Company Board must deliver to Parent an additional notice, which must comply with the information provided in any prior notice, except that if the only material change is a change in price, then the deadline for the new written notice will be 36 hours (rather than three business days).
The Merger Agreement contains certain termination rights for both the Company and Parent. The Merger Agreement provides that, upon termination under specified circumstances, the Company would be required to pay Parent a termination fee of $9 million, depending on the timing and circumstances of the termination and, under certain circumstances, to reimburse Parent for an amount not to exceed $2.4 million for transaction expenses incurred by Parent and its affiliates. The Company’s reimbursement of Parent’s expenses would reduce the amount of any termination fee that becomes payable by the Company pursuant to the Merger Agreement.
Consummation of the Merger is not subject to a financing condition but is subject to customary conditions to closing, including the approval of a majority of the Company’s stockholders and receipt of requisite regulatory approvals.
Subject to the terms and conditions of the Merger Agreement, the Company is entitled to seek specific performance against Parent to enforce Parent’s obligations under the Merger Agreement. In addition, Parent’s obligation to pay the merger consideration and Parent’s and Merger Sub’s liability for any breaches of the Merger Agreement, up to the aggregate merger consideration amount, is guaranteed by funds affiliated with PEP subject to the terms and conditions set forth in the guarantee.
The foregoing description of the Merger Agreement and the transactions contemplated thereby is only a summary, does not purport to be complete, and is qualified in its entirety by the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Board of Directors of the Company (the “Board”) unanimously approved the Merger Agreement.
Goldman, Sachs & Co. served as the exclusive financial advisor to the Company. On May 16, 2010, Goldman, Sachs & Co. delivered a written opinion to the Board that, as of the date of the opinion, from a financial point of view, the consideration to be offered to the stockholders of the Company in the Merger is fair to such stockholders.
On May 17, 2010, the Company issued two press releases announcing that it had entered into the Merger Agreement. Copies of the press release are attached hereto as Exhibits 99.1 and 99.2, respectively.
The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties, and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the parties to the Merger Agreement, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties in the Merger Agreement have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties to the Merger Agreement that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, or covenants or any descriptions thereof as characterizations of the actual state of facts or the actual condition of the Company, Parent, or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Voting and Proxy Agreements
On May 16, 2010, Dr. Eduard Michel, M.D., Ph.D., a director and the Chief Medical Officer of the Company, and Generation Capital Partners VRC LP, a Delaware limited partnership, Generation Members’ Fund II LP, a Delaware limited partnership, and Generation Capital Partners II LP, a Delaware limited partnership (collectively, the “Generation Funds”) each entered into a voting and proxy agreement with Parent (the “Voting Agreements”) pursuant to which Dr. Michel and the Generation Funds agreed to vote in favor of or execute a written consent for the adoption and approval of the Merger Agreement and the other transactions contemplated by the Merger Agreement, and to vote against, among other things, any other acquisition proposals. Further, Dr. Michel and the Generation Funds irrevocably appointed Parent as their respective agent, attorney and proxy to vote their shares as set forth above. In addition, Dr. Michel and the Generation Funds each agreed not to directly or indirectly transfer their respective shares of Company common stock during the term of the Voting Agreements, subject to certain exceptions. Dr. Michel and the Generation Funds represent approximately 31.3% of the Company’s total shares outstanding as of May 13, 2010. Further, the Voting Agreements contain a “no-shop” restriction on the ability of Dr. Michel and the Generation Funds to solicit alternative acquisition proposals, provide information and engage in discussions with third parties.
The foregoing description of the Voting Agreements is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Voting Agreements for Dr. Michel and the Generation Funds, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Additional Information and Where You Can Find It
In connection with the proposed transaction, the Company will file with the Securities and Exchange Commission a proxy statement and relevant documents concerning the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE MERGER AGREEMENT, AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT. The proxy statement (when it becomes available) and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed by the Company with the SEC by contacting the Company’s Investor Relations department by e-mail at info@virtualrad.com or by phone at (952) 595-1100. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decisions with respect to the proposed transaction. The Company and its directors, executive officers, and certain other members of its management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the transaction. Information regarding the interests of such directors and executive officers (which may be different from those of the Company’s stockholders generally) is included in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and information concerning all of the Company’s participants in the solicitation will be included in the proxy statement relating to the proposed transaction when it becomes available. Each of these documents is, or will be, available for free at the SEC’s web site at www.sec.gov and at the Investor Relations page of the Company’s web site at www.virtualrad.com.
Item 5.07 Submission of Matters to a Vote of Security Holders.
     The 2010 Annual Meeting of Stockholders of the Company was held on May 13, 2010. The final results of the stockholder vote on each proposal brought before the meeting were as follows:

			Broker
	For	Withheld	Non-Votes
Proposal One— Election of three directors, each to serve for a term of three years
Nabil N. El-Hage	9,522,972	3,964,829	1,662,171
Richard J. Nigon	9,523,565	3,964,236	1,662,171
Brian Sullivan	8,702,282	4,785,519	1,662,171

				Broker
	For	Withheld	Abstentions	Non-Votes
Proposal Two— Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm	11,141,983	110,578	3,897,411	0
Proposal Three—Approval of stockholder proposal requesting the adoption of a majority vote standard in the election of directors	6,698,123	6,778,102	11,576	1,662,171
Proposals One and Two were approved, and Proposal Three was not approved, by the required vote of the Company’s stockholders.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated May 16, 2010, by and among the Company, Viking Holdings LLC, and Viking Acquisition Corporation (filed herewith).*

10.1	Voting and Proxy Agreement, dated May 16, 2010, by and between Viking Holdings LLC and Eduard Michel, M.D., Ph.D. (filed herewith).

10.2	Voting and Proxy Agreement, dated May 16, 2010, by and among Viking Holdings LLC and Generation Capital Partners VRC LP, Generation Members’ Fund II LP, and Generation Capital Partners II LP (filed herewith).

99.1	Joint Press Release, dated May 17, 2010, issued by the Company and Providence Equity Partners L.L.C. (filed herewith).

99.2	Joint Press Release, dated May 17, 2010, issued by the Company and Generation Partners (filed herewith).

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIRTUAL RADIOLOGIC CORPORATION

Dated: May 17, 2010	By:	/s/ Michael J. Kolar
	Name:	Michael J. Kolar
	Title:	Vice President, General Counsel and Secretary

VIRTUAL RADIOLOGIC CORPORATION
FORM 8-K
INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated May 16, 2010, by and among the Company, Viking Holdings LLC, and Viking Acquisition Corporation (filed herewith).*

10.1	Voting and Proxy Agreement, dated May 16, 2010, by and between Viking Holdings LLC and Eduard Michel, M.D., Ph.D. (filed herewith).

10.2	Voting and Proxy Agreement, dated May 16, 2010, by and among Viking Holding LLC and Generation Capital Partners VRC LP, Generation Members’ Fund II LP, and Generation Capital Partners II LP (filed herewith).

99.1	Joint Press Release, dated May 17, 2010, issued by the Company and Providence Equity Partners L.L.C. (filed herewith).

99.2	Joint Press Release, dated May 17, 2010, issued by the Company and Generation Partners (filed herewith).

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission.